EXHIBIT 3.1.3

                      THORNBURG MORTGAGE ASSET CORPORATION
                      ------------------------------------

                              ARTICLES OF AMENDMENT
                              ---------------------


     THORNBURG MORTGAGE ASSET CORPORATION, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     The  Articles  of  Incorporation  are  hereby  amended  as  follows:

         ARTICLE  SECOND:     Is  hereby  amended  to  read  as  follows:
         ---------------

            "The name of the corporation (which is hereinafter called the "Corporation") is:

                            THORNBURG MORTGAGE, INC."

This amendment of the Articles of Incorporation has been approved by the directors and shareholders of the corporation.

      We, the undersigned President and Secretary, swear under penalties of perjury that the foregoing is a corporate act.

/S/  Michael B. Jeffers, Secretary             /S/ Larry A. Goldstone, President
----------------------------------             ---------------------------------
By:  Michael B. Jeffers, Secretary             By: Larry A. Goldstone, President

Thornburg  Mortgage,  Inc.
119  E.  Marcy  Street
Santa  Fe,  NM  87501


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